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                                                              EXHIBIT 23
                                                              FORM 10-K FOR 1993
                                                              FILE NO. 1-3488



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Bell Atlantic - New Jersey, Inc. on Form S-3 (File No. 33-49851) of our report dated February 7, 1994, except as to the information presented in paragraph 6 of Note 2, for which the date is March 2, 1994, which includes an explanatory paragraph stating that the Company changed its method of accounting for income taxes and postemployment benefits in 1993 and postretirement benefits other than pensions in 1991, on our audits of the financial statements and of the financial statement schedules of Bell Atlantic - New Jersey, Inc. as of December 31, 1993 and December 31, 1992, and for each of the three years in the period ended December 31, 1993, which report is included in this Annual Report on Form 10-K.



                                             /s/ COOPERS & LYBRAND







2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 29, 1994